Exhibit 99.1

NEWS

FOR RELEASE: 6:00AM CT, Friday, August 11, 2006

CHARTER COMMUNICATIONS ANNOUNCES ISSUANCE OF
UP TO $875 MILLION OF DEBT SECURITIES
IN PRIVATE EXCHANGE OFFERS

ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) (“Charter”) announced today that its wholly owned, indirect subsidiaries, CCH II, LLC (“CCH II”) and CCH I, LLC (“CCH I”), are commencing private offers to issue up to $875 million of new notes in exchange for up to any and all of each series of outstanding notes listed below of Charter Communications Holdings, LLC (“Charter Holdings”). Charter Holdings, an indirect subsidiary of Charter, is an indirect parent company of CCH I and CCH II. The purpose of these private exchange offers is to improve Charter’s financial flexibility by extending debt maturities and reducing overall indebtedness.

CCH II is offering to issue up to $200 million of new 10.25% Senior Notes due 2013 (the “CCH II Notes”) and CCH I is offering to issue up to $675 million of 11.00% Senior Secured Notes due 2015 (the “CCH I Notes” and, collectively with the CCH II Notes, the “New Notes”) in exchange for up to any and all of each series of the Charter Holdings’ notes with maturities in 2009 and 2010 (the “2009-2010 Notes”) and in 2011 and 2012 (the “2011-2012 Notes” and, collectively with the 2009-2010 Notes, the “Old Notes”).

The offers are made only to qualified institutional buyers and to certain non-U.S. investors located outside the United States.

The following table sets forth: (i) the principal amount of each series of Old Notes; (ii) the consideration being offered in CCH II Notes; and (iii) the consideration being offered in CCH I Notes. Holders of Old Notes may elect to receive either CCH II Notes or CCH I Notes, but such election will be subject to proration and the other terms and conditions of the offers.

			New Notes per $1,000 Principal Amount of Old Notes

CUSIP	Principal Amount Outstanding	Title of Old Notes to be Exchanged	Total Consideration in CCH II Notes (1)	Total Consideration in CCH I Notes (1)
2009-2010 Notes
16117PAE0	$291,959,500	8.625% Senior Notes due 2009	$895.00	$995.00
16117PAK6	154,168,000	10.00% Senior Notes due 2009	896.25	996.25
16117PAT7	130,848,000	10.75% Senior Notes due 2009	897.50	997.50
16117PAZ3	107,340,145	9.625% Senior Notes due 2009	887.50	986.25
16117PAL4	48,835,000	10.25% Senior Notes due 2010	851.25	945.00
16117PAM2	43,179,000	11.75% Senior Discount Notes due 2010	851.25	945.00
2011-2012 Notes
16117PAV2	$217,297,000	11.125% Senior Notes due 2011	$770.00	$855.00
16117PAF7	197,561,713	9.920% Senior Discount Notes due 2011	735.00	816.25
16117PBB5	136,718,000	10.00% Senior Notes due 2011	740.00	822.50
16117PBD1	124,641,000	11.75% Senior Discount Notes due 2011	790.00	877.50
16117PAW0	94,329,000	13.50% Senior Discount Notes due 2011	800.00	888.75
16117PBH2	112,862,000	12.125% Senior Discount Notes due 2012	670.00	745.00
(1) Total consideration includes an early payment of $50.00 per $1,000 principal amount of Old Notes.

In order to be eligible to receive the early participation payment of $50.00 in principal amount of New Notes, holders must tender their Old Notes on or prior to 5:00 PM Eastern Time (ET), on August 24, 2006, unless extended. Eligible holders who validly tender their Old Notes after that time will receive, for each $1,000 principal amount of Old Notes tendered, a principal amount of New Notes equal to the total consideration for that series less the early participation payment. The early participation payment will be paid in CCH II Notes, to the extent Old Notes are exchanged for CCH II Notes, and will be paid in CCH I Notes, to the extent Old Notes are exchanged for CCH I Notes.

The exchange offers are not subject to any minimum amount of Old Notes being tendered.

The CCH II Notes will mature on October 1, 2013, will be unconditionally guaranteed by Charter Holdings and will accrue interest from and including the settlement date. The CCH I Notes will be substantially identical in all respects to the existing $3.525 billion of 11.00% Senior Secured Notes due 2015 (the “existing CCH I Notes”), except that the CCH I Notes (i) initially will be subject to certain restrictions on transfer and (ii) will have a separate CUSIP number from the existing CCH I Notes and thus will not be fungible with the existing CCH I Notes. Together with the existing CCH I Notes, the CCH I Notes will have the benefit of certain additional collateral consisting of 70% of all outstanding Class A preferred units in CC VIII, LLC. Such CC VIII units will be contributed to CCH I by Charter Holdings’s direct parent, CCHC, LLC (“CCHC”), on or prior to the settlement date. CC VIII is an indirect subsidiary of Charter Communications Operating, LLC.

Claims with respect to the New Notes have been structured to be senior to claims with respect to any Old Notes that remain outstanding after consummation of the exchange offers.

The aggregate principal amount of CCH II Notes available to be issued in the exchange for the Old Notes will be $200 million (the “CCH II Maximum Amount”). The aggregate principal amount of CCH I Notes available to be issued in the exchange for the Old Notes will be $675 million (the “CCH I Maximum Amount” and, together with the CCH II Maximum Amount, the “Maximum Amounts”).

All validly tendered 2009-2010 Notes will be accepted, subject to the satisfaction or waiver of the conditions to the offer. However, to the extent that the CCH II Maximum Amount or the CCH I Maximum Amount would be exceeded as a result of tenders of 2009-2010 Notes, such 2009-2010 Notes tendered for CCH II Notes or CCH I Notes, as the case may be, will be exchanged for the other type of New Notes.

After all valid tenders of 2009-2010 Notes are accepted, all valid tenders of 2011-2012 Notes for either CCH II Notes or CCH I Notes will be accepted, subject to the following terms. To the extent that the remaining CCH II Maximum Amount or CCH I Maximum Amount would be exceeded as a result of tenders of 2011-2012 Notes, such 2011-2012 Notes tendered for CCH II Notes or CCH I Notes, as the case may be, will be exchanged for the other type of New Notes. Moreover, if both the CCH II Maximum Amount and the CCH I Maximum Amount would be exceeded as a result of tenders of 2011-2012 Notes, all validly tendered 2011-2012 Notes will be treated the same irrespective of elections made and will be exchanged for CCH II Notes and CCH I Notes on a pro rata basis according to the remaining Maximum Amounts of CCH II Notes and CCH I Notes. Any 2011-2012 Notes not accepted as a result of the foregoing will be returned.

Tendered notes may be validly withdrawn until 5:00 PM ET, on August 24, 2006. The exchange offers will expire at 11:59 PM ET, on September 8, 2006, unless extended.

Holders who exchange Old Notes for New Notes will receive a cash payment on the settlement date of all accrued and unpaid cash interest to, but not including, the settlement date.

The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charter Holdings, CCH II and CCH I will enter into a registration rights agreement pursuant to which they will agree to file an exchange offer registration statement with the United States Securities and Exchange Commission with respect to the New Notes.

Concurrently with these offers, CCHC and CCH II are commencing an offer to exchange up to $450 million aggregate principal amount of Charter’s outstanding 5.875% senior convertible notes due 2009 for up to $188.0 million in cash, up to 45.0 million shares of Charter’s Class A Common Stock and up to $146.3 million aggregate principal amount of CCH II’s 10.25% Senior Notes due 2010. The consummation of the private exchange offers and the Charter’s convertible note exchange offer are not conditioned on each other.

The complete terms and conditions of these private exchange offers are set forth in the informational documents relating to the offers. The exchange offers are subject to conditions that are described in the informational documents.

Documents relating to these private offers will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter may contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 470-3700 (U.S. Toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

###

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States.  Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone.  Charter’s advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

# # #

Contact:

Press:       Analysts:
Anita Lamont     Mary Jo Moehle
314/543-2215     314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. The Company will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under applicable debt instruments and under applicable law, such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

•
our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and

•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.